Form 8-K

                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D. C.  20549


                 PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report(Date of earliest event reported):
                        December 24, 1998


                    WESTMORELAND COAL COMPANY
                    -------------------------
         (Debtor-in-Possession as of December 23, 1996)
         ----------------------------------------------
     (Exact name of registrant as specified in its charter)


          DELAWARE                    0-752               23-1128670
          --------                    -----               ----------
(State or other jurisdiction      (Commission File     (I.R.S. Employer
of incorporation or organization)      Number)        identification No.)


2 North Cascade Avenue, 14th Floor, Colorado Springs, Colorado     80903
------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number,
   including area code:                             719-442-2600


Item 5.        Other Events

               The Company announced December 24, 1998 that its Chapter 11 cases were dismissed by the Bankruptcy Court, subject to a 10 day stay period. Pursuant to the Federal Rules of Bankruptcy Procedure, the dismissal will not become effective until after the expiration of a 10 calendar day stay period, on January 4, 1999.


Item 7.        Financial Statements and Exhibits

               (c)

               No.      Description

               99.10    Press release dated December 24, 1998


                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              WESTMORELAND COAL COMPANY


Date: December 28, 1998       By: /s/ Robert J. Jaeger
                              ------------------------------------
                                      Robert J. Jaeger
                                      Senior Vice President-Finance
                                      and Treasurer



<PAGE 2>
                    --------------------------
                    Chapter 11 Cases Dismissed
                            Subject To
                        10 Day Stay Period
                    --------------------------

Colorado Springs, CO -- December 24, 1998 -- Westmoreland Coal Company (Debtor-in-Possession) (OTC Bulletin Board: WMCLQ) announced that its Chapter 11 cases were dismissed by the Bankruptcy Court late yesterday, subject to a 10 day stay period.
Pursuant to the Federal Rules of Bankruptcy Procedure, the dismissal will not become effective until after the expiration of a 10 calendar day stay period, on January 4, 1999.

The Company continues to work with the United Mine Workers of America ("UMWA"), the UMWA Health and Benefit Funds and the Official Committee of Equity Security Holders, to finalize a detailed master agreement and supporting documents incorporating the terms of the agreement to dismiss the Chapter 11 cases, along with certain additional matters.

The Company intends to issue a further news release upon expiration of the mandatory 10 day stay period.

                                #

   For further information contact Diane Jones (719) 448-5814.